Exhibit 32.1

Certification Pursuant to
18 U.S.C. §1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Caleres, Inc. (the “Registrant”) on Form 10-Q for the quarter ended August 4, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Diane M. Sullivan, Chief Executive Officer, President and Chairman of the Board of Directors of the Registrant, and Kenneth H. Hannah, Senior Vice President and Chief Financial Officer of the Registrant, certify, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Diane M. Sullivan
Diane M. Sullivan
Chief Executive Officer, President and Chairman of the Board of Directors
Caleres, Inc.
September 12, 2018

/s/ Kenneth H. Hannah
Kenneth H. Hannah
Senior Vice President and Chief Financial Officer
Caleres, Inc.
September 12, 2018